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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 128,718 shares of common stock, $0.01 par value for the State Financial Services Corporation 1990 Stock Option/Stock Appreciation Rights and Restricted Stock Plan for Key Officers and Employees and the State Financial Services Corporation 1990 Director Stock Option Plan of our report dated January 20, 1995, with respect to the consolidated financial statements of State Financial Services Corporation incorporated by reference in the Annual Report (10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


Milwaukee, Wisconsin
January 15, 1996

                                              /s/ Ernst & Young LLP





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